Harte Hanks Reports Fourth Quarter and

Full Year 2020 Financial Results

AUSTIN, Texas, March 18, 2021 /PR NEWSWIRE/ -- Harte Hanks, Inc. (OTCQX: HRTH), an industry leader in CRM marketing with Marketing Services, Fulfillment & Logistics, and Customer Care segments, today announced financial results for the fourth quarter and twelve months ended December 31, 2020.

The Company is in a strong financial and working capital position. We entered 2021 with $29.4 million in cash and cash equivalents and anticipate an income tax refund of $7.5 million by year-end 2021. We continue to realize operational efficiencies and expect further cost reductions as we implement a new cloud-based ERP system. Our operating segments are well-positioned for growth and we expect the Company to be EBITDA positive for 2021.

Recent Operational and Financial Highlights

●	GAAP net income of $1.0 million for the fourth quarter compared to GAAP net loss of $2.9 million in the year-ago period.
●	$24.6 million reduction in GAAP net loss; GAAP net loss of $1.7 million for the full year compared to a GAAP net loss of $26.3 million last year, including $16.6 million of income tax benefit.
●	$10.6 million operating loss for the full year compared to an operating loss of $21.6 million last year.
●	Customer Care segment operating income increased $10.6 million year over year: operating income of $5.8 million for full year compared to operating loss of $4.8 million last year.
●	Exited unprofitable Direct Mail production facility and sold related assets for $2.0 million.

The Company structured its business into three operating segments: Marketing Services, Fulfillment & Logistics, and Customer Care. In 2020, we made significant operational progress in each of these three segments:

●

Marketing Services – focused sales on integrated CRM solutions utilizing strength in 1st party data expertise. Wins for the quarter include a global appliance manufacturer, a leader in B2B tech, and a top 3 global CPG company, all CRM services contracts.

●

Fulfillment & Logistics – Brian Linscott, COO, oversaw a facilities consolidation and ongoing implementation of a cloud-based warehouse system. In addition, the Company continues to build a full-service B2B and B2C e-commerce fulfillment offering. Wins for the quarter include a leading animal health company, and a B2C technology brand.

●

Customer Care – transformed from a call center BPO to a tech-first offering, aggregating cross-channel interactions to provide clients with a 360-degree customer profile, leveraging our CRM services from the Marketing Services business. Wins for the quarter include a leading sports league, a regional bank, and a global consulting firm.

Leadership appointments

The Company appointed the following executives to leadership positions, including:

●

Marketing Services - Joyce Karel, Chief Commercial Officer, now leads the Marketing Services business and manages all clients, sales, and marketing efforts across the enterprise. Ms. Karel held C-Suite positions at marketing agencies, including MRM/McCann, Wunderman, and Digitas.

●	Fulfillment & Logistics - Pat O'Brien, appointed to Managing Director, is an experienced and innovative operational leader with prior experience at Wayfair and Bain Consulting.

●	Customer Care - Ben Chacko, promoted to Managing Director, led a very strong 2020 performance for the Customer Care business.

"Each segment of our business sits in large addressable markets made greater by the proliferation of e-commerce, and further underscored by the behavioral shifts caused by the COVID-19 pandemic," said Andrew Benett, Executive Chairman and Chief Executive Officer. "We developed our growth strategy to capitalize on the accelerated e-commerce transformation, and, given our unique end-to-end offering, we believe we are better positioned than our competitors in this new business environment. Our strong client relationships in high growth categories, such as Financial Services, Healthcare, CPG, and B2B tech, have room to grow, and leveraging our deep leadership bench, we will focus on adding great value to these relationships."

“As we enter 2021, we feel confident in our turnaround as a Company. Our Customer Care business is back on track, delivering strong performance after years of decline. We have new executives leading Marketing Services and Fulfillment & Logistics, and we expect to see improved performance in 2021 in these businesses. We have the balance sheet and financial resources necessary to implement our plan,” concluded Mr. Benett.

Fourth Quarter 2020 Results

Fourth-quarter revenues were $47.1 million, compared to $52.3 million during the same quarter last year with increases in Customer Care of $5.2 million offset by a decrease in Marketing Services of $1.0 million and a decrease in Fulfillment & Logistics of $9.4 million. This decrease was partially due to the shutdown of our mail production facilities which accounted for $4.0 million of the decrease in Fulfillment & Logistics. Fourth-quarter revenues were down sequentially $627,000 compared to $47.7 million last quarter.

Fourth-quarter operating loss was $368,000, compared to an operating income of $422,000 in the same quarter last year. The Company's cost reduction efforts included lower operating expenses by $4.5 million. Customer Care also delivered strong performance with an increase in operating income of $2.5 million compared to the same quarter last year.

Full Year 2020 Results

Revenues were $176.9 million for the full-year 2020, compared to $217.6 million for the prior year, a $40.7 million, or a 18.7% decline.

The Company has organized itself around three interconnected segments: Marketing Services, Fulfillment & Logistics, and Customer Care, and will be reporting on these three segments moving forward. By segment, 2020 revenue in Marketing Services was $57.1 million, compared to $66.2 million in 2019. This decline was largely driven by COVID related decreases in client budgets, as seen across the Company’s peer set in this category. Despite this decrease in revenue, EBITDA margin improved by 200 bps over the same period. Operating income in this segment was $5.0 million compared to $4.7 million in 2019. In Customer Care, 2020 revenue was $58.7 million versus $48.4 million in 2019. Operating income was $5.8 million, up from a loss of $4.8 million a year ago. In Fulfillment & Logistics Services, revenue declined to $61.1 million from $103.0 million in 2019, while operating loss was $2.7 million compared to a loss of $1.1 million in 2019. The decline was driven by continued underperformance in the Company’s mail business facilities, which were shut down in 2020 as well as declining volumes for existing clients.

Operating loss was $10.6 million for the full-year 2020, compared to an operating loss of $21.6 million for the prior year. The improvement was a result of the Company's aggressive cost reduction efforts that lowered operating expenses by 21.6%, or $51.7 million.

Adjusted Operating Loss was $436,000 for the full-year 2020, compared to a loss of $8.7 million in the prior year. Loss attributable to common stockholders for the full-year 2020 was $2.2 million, or a loss of $0.34 per basic and diluted share. In 2019, net loss attributable to common stockholders was $26.8 million, or loss of $4.26 per basic share and diluted share. Net loss in 2020 included an income tax benefit of $16.6 million.

Conference Call Information

Management will host a conference call and live webcast to discuss these results today at 4:30 p.m. ET. To access the live call, please dial 1-800-239-9838 (toll free) or 1-323-794-2551 and reference conference ID 7838385. The conference call will also be webcast live in the Investors Events section of the Harte Hanks website and can be accessed from the link here.

Following the conclusion of the live call, a telephonic replay will be available for 48 hours by dialing 1-844-512-2921 or 1-412-317-6671 and using the pin number 7838385. The replay will also be available for at least 90 days in the Investors Events section of the Harte Hanks website.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain "forward-looking statements" within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as "may," "will," "expects," "believes," "anticipates," "plans," "estimates," "seeks," "could," "intends," or words of similar meaning.  These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements.  In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) the outbreak of diseases, such as the COVID-19 coronavirus, which has curtailed travel to and from certain countries and geographic regions, disrupted business operations resulting from travel restrictions and reduced consumer spending, and uncertainty regarding the duration of the virus’ impact, (ii) market conditions that may adversely impact marketing expenditures and (iii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) our ability to complete anticipated divestitures and reorganizations, including cost-saving initiatives; (m) our ability to realize the expected tax refunds; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 which was filed on March 19, 2020. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

The Company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). In this press release and our related earnings conference call, however, the Company may use certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the Company's performance and liquidity. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure.

The Company presents the non-GAAP financial measure "Adjusted Operating Loss" as a measure useful to both management and investors in their analysis of the Company's Condensed Consolidated Statements of Operations (Unaudited) because it facilitates a period-to-period comparison of Operating Revenue and Operating Loss by excluding restructuring expense, impairment expense and stock-based compensation in 2020 and 2019. The most directly comparable measure for this non-GAAP financial measure is Operating Loss.

The Company also presents the non-GAAP financial measure "Adjusted EBITDA" as a supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. The Company defines "Adjusted EBITDA" as earnings before interest expense net , income tax expense (benefit), depreciation expense, restructuring expense, impairment expense, stock-based compensation expense, and other non-cash expenses. The most directly comparable measure for Adjusted EBITDA is Net Income (Loss). We believe Adjusted EBITDA is an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations; however, we urge investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Income (Loss), which is included in this press release, and not to rely on any single financial measure to evaluate the Company's financial performance.

The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful. The Company evaluates its operating performance based on several measures, including these non-GAAP financial measures. The Company believes that the presentation of these non-GAAP financial measures in this press release and earnings conference call presentations are useful supplemental financial measures of operating performance for investors because they facilitate investors' ability to evaluate the operational strength of the Company's business. However, there are limitations to the use of these non-GAAP measures, including that they may not be calculated the same by other companies in our industry limiting their use as a tool to compare results. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures.

As used herein, "Harte Hanks" or "the Company" refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks' logo and name are trademarks of Harte Hanks.

About Harte Hanks:

Harte Hanks is a global customer experience company that seamlessly blends the digital and physical through omnichannel marketing solutions. Harte Hanks works with leading Fortune 500 companies, including Bank of America, BMW Group, Cisco, IBM, L'Oréal, Pfizer, Sony, and Unilever, among others. Headquartered in Austin, TX, Harte Hanks has more than 2,000 employees in offices across The Americas, Europe, and Asia-Pacific.

Investor Relations Contact:
Sheila Ennis
Abernathy MacGregor
415-745-3294
sbe@abmac.com

Source: Harte Hanks, Inc.

Harte Hanks, Inc.
Consolidated Statements of Operations (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
In thousands, except per share data	2020	2019	2020	2019
Revenues............................................................................................	$ 47,075	$ 52,327	$ 176,900	$ 217,577
Operating expenses
Labor...............................................................................................	27,074	27,819	103,675	121,853
Production and distribution................................................................	12,350	17,770	49,290	75,900
Advertising, selling, general and administrative....................................	5,940	4,067	21,522	24,292
Restructuring expense......................................................................	1,369	932	9,374	11,799
Depreciation expense........................................................................	710	1,317	3,615	5,339
Total operating expenses.............................................................	47,443	51,905	187,476	239,183
Operating (loss) income.......................................................................	(368)	422	(10,576)	(21,606)
Other expenses (income)
Interest expense, net........................................................................	282	324	1,164	1,262
Gain on sale from 3Q Digital..............................................................	-	(471)	-	(5,471)
Other, net........................................................................................	2,058	2,602	6,569	7,114
Total other expenses .....................................................................	2,340	2,455	7,733	2,905
Loss before income taxes.....................................................................	(2,708)	(2,033)	(18,309)	(24,511)
Income tax (benefit) expense................................................................	(3,752)	913	(16,615)	1,753
Net income (loss) ...............................................................................	1,044	(2,946)	(1,694)	(26,264)
Less: Earnings attributable to participating securities...........................	121	-	-	-
Less: Preferred stock dividends..........................................................	124	125	496	496
Income (loss) attributable to common stockholders	$ 799	$ (3,071)	$ (2,190)	$ (26,760)

Earnings (Loss) per common share
Basic...............................................................................................	$ 0.12	$ (0.49)	$ (0.34)	$ (4.26)
Diluted.............................................................................................	$ 0.11	$ (0.49)	$ (0.34)	$ (4.26)

Weighted-average common shares outstanding......................................
Basic...............................................................................................	6,579	6,303	6,469	6,284
Diluted.............................................................................................	7,063	6,303	6,469	6,284

Harte Hanks, Inc.
Reconciliations of Non-GAAP Financial Measures (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
In thousands, except per share data	2020	2019	2020	2019
Net income (loss) ...............................................................................	$ 1,044	$ (2,946)	$ (1,694)	$ (26,264)
Gain on sale........................................................................................	-	(471)	-	(5,471)
Income tax (benefit) expenses..............................................................	(3,752)	913	(16,615)	1,753
Interest expense, net...........................................................................	282	324	1,164	1,262
Other, net...........................................................................................	2,058	2,602	6,569	7,114
Depreciation expense...........................................................................	710	1,317	3,615	5,339
EBITDA...........................................................................................	$ 342	$ 1,739	$ (6,961)	$ (16,267)

Restructuring expense.........................................................................	$ 1,369	$ 932	$ 9,374	$ 11,799
Stock-based compensation..................................................................	176	335	766	1,074
Adjusted EBITDA..............................................................................	$ 1,887	$ 3,006	$ 3,179	$ (3,394)

Operating (loss) income.......................................................................	$ (368)	$ 422	$ (10,576)	$ (21,606)
Restructuring expense.........................................................................	1,369	932	9,374	11,799
Stock-based compensation..................................................................	176	335	766	1,074
Adjusted operating income (loss).......................................................	$ 1,177	$ 1,689	$ (436)	$ (8,733)
Adjusted operating margin (a)............................................................	2.5%	3.2%	-0.2%	-4.0%

(a) Adjusted Operating Margin equals Adjusted Operating Income (loss) divided by Revenues.

Harte Hanks, Inc.
Consolidated Balance Sheets (Unaudited)
	December 31,
In thousands	2020	2019
ASSETS.............................................................................................
Current Assets
Cash and cash equivalents................................................................	$ 29,408	$ 28,104
Restricted cash................................................................................	4,154	6,018
Accounts receivable (less allowance for doubtful accounts of $241 at December 31, 2020 and $666 at December 31, 2019)	41,533	38,972
Contract assets................................................................................	613	805
Inventory..........................................................................................	46	354
Prepaid expenses.............................................................................	2,256	3,300
Prepaid income tax and income tax receivable....................................	7,388	78
Other current assets.........................................................................	840	1,670
Total current assets....................................................................	86,238	79,301

Net property, plant and equipment.........................................................	5,878	8,323
Right-of-use assets..............................................................................	24,750	18,817
Other assets.......................................................................................	2,632	3,761
Total assets...............................................................................	$ 119,498	$ 110,202

LIABILITIES AND STOCKHOLDERS’ DEFICIT........................................
Current liabilities .................................................................................
Accounts payable and accrued expenses...........................................	$ 16,294	$ 16,917
Accrued payroll and related expenses................................................	5,248	4,215
Short-term debt................................................................................	4,926	-
Deferred revenue and customer advances............................................	4,661	4,397
Customer postage and program deposits............................................	6,497	9,767
Other current liabilities......................................................................	2,903	2,619
Short-term lease liabilities.................................................................	6,663	7,616
Total current liabilities.................................................................	47,192	45,531

Long-term debt, net of current portion....................................................	22,174	18,700
Pensions............................................................................................	67,490	70,000
Deferred tax liability, net ......................................................................	-	244
Long-term lease liabilities.....................................................................	21,295	13,078
Other long-term liabilities......................................................................	4,747	2,609
Total liabilities............................................................................	162,898	150,162

Preferred stock.................................................................................	9,723	9,723

Stockholders’ deficit ............................................................................
Common stock.................................................................................	12,121	12,121
Additional paid-in capital....................................................................	383,043	447,022
Retained earnings.............................................................................	796,123	797,817
Less treasury stock..........................................................................	(1,178,799)	(1,243,509)
Accumulated other comprehensive loss..............................................	(65,611)	(63,134)
Total stockholders’ deficit............................................................	$ (53,123)	$ (49,683)

Total liabilities, preferred stock and stockholders’ deficit.................	$ 119,498	$ 110,202
Harte Hanks, Inc.
Statements of Operations by Segments (Unaudited)

Three Months ended December 31, 2020	Marketing Services	Customer Care	Fulfillment & Logistics Services	Restructuring	Unallocated Corporate	Total
(In thousands)
Revenues	$ 15,411	$ 17,028	$ 14,636	$ —	$ —	$ 47,075
Segment operating expense	$ 12,086	$ 13,629	$ 13,695	$ —	$ 5,954	$ 45,364
Restructuring	$ —	$ —	$ —	$ 1,369	$ —	$ 1,369
Contribution margin	$ 3,325	$ 3,399	$ 941	$ (1,369)	$ (5,954)	$ 342
Overhead Allocation	$ 1,237	$ 854	$ 911	$ —	$ (3,002)	$ —
EBITDA	$ 2,088	$ 2,545	$ 30	$ (1,369)	$ (2,952)	$ 342
Depreciation	$ 140	$ 317	$ 115	$ —	138	$ 710
Operating loss (income)	$ 1,948	$ 2,228	$ (85)	$ (1,369)	$ (3,090)	$ (368)

Three Months ended December 31, 2019	Marketing Services	Customer Care	Fulfillment & Logistics Services	Restructuring	Unallocated Corporate	Total
(In thousands)
Revenues	$ 16,447	$ 11,781	$ 24,099	$ —	$ —	$ 52,327
Segment operating expense	$ 12,403	$ 10,903	$ 21,822	$ —	$ 4,528	$ 49,656
Restructuring	$ —	$ —	$ —	$ 932	$ —	$ 932
Contribution margin	$ 4,044	$ 878	$ 2,277	$ (932)	$ (4,528)	$ 1,739
Overhead Allocation	$ 1,329	$ 968	$ 1,196	$ —	$ (3,493)	$ —
EBITDA	$ 2,715	$ (90)	$ 1,081	$ (932)	$ (1,035)	$ 1,739
Depreciation	192	172	681	0	272	$ 1,317
Operating loss (income)	$ 2,523	$ (262)	$ 400	$ (932)	$ (1,307)	$ 422

Year ended December 31, 2020	Marketing Services	Customer Care	Fulfillment & Logistics Services	Restructuring	Unallocated Corporate	Total
(In thousands)
Revenues	$ 57,093	$ 58,668	$ 61,139	$ —	$ —	$ 176,900
Segment operating expense	$ 46,492	$ 48,298	$ 58,679	$ —	$ 21,018	$ 174,487
Restructuring	$ —	$ —	$ —	$ 9,374	$ —	$ 9,374
Contribution margin	$ 10,601	$ 10,370	$ 2,460	$ (9,374)	$ (21,018)	$ (6,961)
Overhead Allocation	$ 5,043	$ 3,483	$ 3,848	$ —	$ (12,374)	$ —
EBITDA	$ 5,558	$ 6,887	$ (1,388)	$ (9,374)	$ (8,644)	$ (6,961)
Depreciation	603	1097	1300	0	615	$ 3,615
Operating loss (income)	$ 4,955	$ 5,790	$ (2,688)	$ (9,374)	$ (9,259)	$ (10,576)

Year ended December 31, 2019	Marketing Services	Customer Care	Fulfillment & Logistics Services	Restructuring	Unallocated Corporate	Total
(In thousands)
Revenues	$ 66,158	$ 48,439	$ 102,980	$ —	$ —	$ 217,577
Segment operating expense	$ 54,152	$ 47,510	$ 95,608	$ —	$ 24,775	$ 222,045
Restructuring	$ —	$ —	$ —	$ 11,799	$ —	$ 11,799
Contribution margin	$ 12,006	$ 929	$ 7,372	$ (11,799)	$ (24,775)	$ (16,267)
Overhead Allocation	$ 6,609	$ 4,773	$ 5,943	$ —	$ (17,325)	$ —
EBITDA	$ 5,397	$ (3,844)	$ 1,429	$ (11,799)	$ (7,450)	$ (16,267)
Depreciation	726	941	2538	0	1134	$ 5,339
Operating loss (income)	$ 4,671	$ (4,785)	$ (1,109)	$ (11,799)	$ (8,584)	$ (21,606)